Exhibit 10.13

COMMERCIAL LEASE

CLIMACELL, INC.

280 SUMMER STREET

BOSTON, MA 02210

SUBMISSION NOT AN OPTION

THE SUBMISSION OF THIS LEASE FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE. A RESERVATION OF, OR OPTION FOR, THE LEASED PREMISES SHALL VEST NO RIGHT IN ANY PARTY. TENANT OR ANYONE CLAIMING UNDER OR THROUGH TENANT SHALL HAVE THE RIGHTS TO THE LEASED PREMISES AS SET FORTH HEREIN AND THIS LEASE BECOMES EFFECTIVE AS A LEASE ONLY AS A LEASE UPON EXECUTION, ACKNOWLEDGMENT AND DELIVERY THEREOF BY LANDLORD AND TENANT, REGARDLESS OF ANY WRITTEN OR VERBAL REPRESENTATION OF ANY AGENT, MANAGER, OR EMPLOYEE OF LANDLORD TO THE CONTRARY.

FROM THE OFFICE OF:

DOUGLAS L. JONES, ESQ.

29 CRAFTS STREET, SUITE 360

NEWTON, MA 02458

COMMERCIAL LEASE

1. PARTIES 280 Holdings LLC, a Massachusetts limited liability company, as Landlord (“Landlord”), does hereby lease jointly and severally to ClimaCell, Inc, a Delaware corporation, authorized to do business in the Commonwealth of Massachusetts, as Tenant (the “Tenant”), with a current mailing address of 179 South Street, 2nd floor, Boston, MA 02111, and Tenant hereby leases from Landlord the leased premises as described below.

2. PREMISES Tenant hereby leases the following described premises: approximately 13,532 rentable square feet located on the eighth (8th) Floor of the building and the lot (the “Lot”) (collectively the “Building”) located at 280 Summer Street, Boston, Massachusetts 02210 (referred to as the “leased premises,” the “premises,” or the “Premises”), as more particularly described in Exhibit A attached hereto and made a part hereof, which square footage is an agreed upon number for all purposes, together with the right to use in common, with others entitled thereto, the hallways, stairways, lobbies, sidewalks, common facilities, and other public portions of the Building; elevators, necessary for access to said leased premises; and lavatories nearest thereto. Exhibit A shall also be the conceptual plan of the leased premises as more fully described in Exhibit B attached hereto and made a part hereof.

3. TERM The term of this lease shall be for Seven (7) years commencing on the date of delivery of the premises (the “Commencement Date”). The target Commencement Date is January 15, 2019. The Landlord shall deliver the premises to Tenant on the Commencement Date following substantial completion of Landlord’s work as shown on Exhibits A (a conceptual plan) and Exhibit B attached hereto and made a part hereof (“Landlord’s Work”). If Landlord’s Work is not substantially completed by the target Completion Date, Tenant shall be entitled to one (1.0) days’ abatement in rent for each one (1) day of delay in delivery of the premises after the target Completion Date except for delays in the availability of materials selected by Tenant. Provided that Landlord’s Work has been substantially completed by the Commencement Date, any “punch-list” items remaining shall be completed by Landlord as soon as commercially reasonable but no later than thirty (30) days of the Commencement Date. The Base Rent and Additional Rent (as defined below) shall commence on either the date of delivery of the premises to the Tenant, or upon the substantial completion of Landlord’s Work and the delivery of the premises by Landlord (the “Rent Commencement Date”), in accordance with a Rent Commencement Date letter written by Landlord to Tenant in the form of Exhibit F attached hereto and made a part hereof. Landlord shall use commercially reasonable efforts to complete the construction by January 15, 2019, subject to the terms and conditions of Exhibits A and B. If Landlord is unable to give possession of the Premises on the Commencement Date, then the Rent Commencement Date shall be delayed accordingly and Landlord shall have a right to extend the delivery date and Landlord shall have completed Landlord’s Work, and such failure in should not affect in any way the validity of this lease or the obligations of Tenant hereunder. Tenant shall have right of early access to the premises of fifteen (15) days in coordination with Landlord for the installation of its furniture, telephone and data systems subject at all times to Landlord’s construction of the premises as described in Exhibit B.

3.1 Option for Additional Space.

(a) At any time after the end of the first anniversary date of this lease, when the lease of the current Tenant which is occupying the Offer Space, as described below, is scheduled to terminate, Tenant shall have a one-time right to request in writing (the “Notice of Interest”) to Landlord to lease to Tenant space that is contiguous to the Premises on the eighth (8th) floor of the Building (the “Offer Space”), provided, however, that such right is subordinate to existing tenants in the Building and all extension, expansion or option rights of such tenants of the Building (as of the date of this Lease).

(b) Upon receipt of such Notice of Interest, or upon Landlord’s election, Landlord shall, as soon as practicable, and prior to offering the Offer Space to any third parties, advise Tenant in writing (the “Landlord’s Offer Notice”) of the terms and conditions upon which Landlord is prepared to lease the Offer Space, which terms and conditions shall include, without limitation, (i) a fair market rent (to be determined by the provisions of Exhibit XYZ, as attached hereto and made a part hereof, if Landlord and Tenant cannot agree to the base rent proposed in Landlord’s Offer Notice), (b) the cost of any build-out, and (c) if after rental of the Offer Space, the Tenant will lease the entire eighth (8th) floor, the extension of the remaining term of this lease for an additional agreed-upon term to be coterminous with the lease of the Offer Space.

(c) Tenant shall notify Landlord in writing that it wishes to accept or reject the offer made in the Landlord’s Offer Notice within ten (10) days after the date of delivery of the Offer Notice.

(d) If the offer is rejected, Landlord shall have no further duty to offer the Offer Space to Tenant.

(e) If the Landlord’s Offer Notice is accepted, the parties shall enter into an amendment of this Lease within thirty (30) days of the acceptance by Tenant (i) to reflect the changes in Base Rent, Additional Rent, Tenant inducements, build-out plans, other charges, and additional square footage of the Offer Space to be added to the leased premises; and (ii) to negotiate the Base Rent for a new agreed-upon term for both the leased premises and the Offer Space. If the parties hereto cannot agree on the Base Rent for and extension term of this lease for the leased premises, then the provisions of Exhibit XYZ shall apply to resolve the new Base Rent solely for the leased premises, provided, however, that the Base Rent for the leased premises for the initial term of this lease shall never be less than the Base Rent as provided for the initial term of this lease. Tenant’s acceptance of the Offer Space shall not be effective until the parties hereto execute and deliver a lease amendment to this lease based on the terms and conditions stated herein and in the Landlord’s Offer Notice.

4. RENT The Tenant shall pay to the Landlord base rent (“Base Rent”) as defined below, additional rent (“Additional Rent”) as defined in this lease, and any other charges under this lease. Base Rent for the premises shall be payable as shown on the schedule below:

Period	$ per RSF See psf below	Rent per 12 month period	Rent per month
*1-15-19 to 6-15-19 (RSF 6,000)	$52.00	$312,000.00	$26,000.00
6-16-19 to 11-15-19 (RSF 10,000)	$52.00	$520,000.00	$43,333.33
11-16-19 to 1-15-20 (RSF 13,532)	$52.00	$703,664.00	$58,638.67

1-16-20 to 1-15-21 (RSF 13,532 THROUGH THE TERM)	$53.00	$717,196.00	$59,766.33
1-16-21 to 1-15-22	$54.00	$730,728.00	$60,894.00
1-16-22 to 1-15-23	$55.00	$744,260.00	$62,021.67
1-16-23 to 1-15-24	$56.00	$757,792.00	63,149.33
1-16-24 to 1-15-25	$57.00	$771,324.00	$64,277.00
1-16-25 to 1-15-26	$58.00	$784,856.00	$65,404.67

In the event that the Commencement Date does not occur on January 15, 2019, the dates for payment of Base Rent will be adjusted accordingly.

The Base Rent is payable in equal monthly installments, in advance, on the first day of every calendar month during the term hereof as it may be extended, provided that if the Term begins or ends on a day other than the first or last day of a calendar month, the installment of Rent payable on the first day of the Term, or the first day of the last calendar month of the Term shall be prorated for such first or last partial month on the basis of a 365 day year. Tenant will pay all rent (Base Rent, Additional Rent, as defined below, and any other charges incurred under this Lease) without set-off, deduction, counterclaim or demand to Landlord at its address set forth below, or at such other place as is designated in writing from time to time by Landlord, maintenance questions should be addressed to Park Property Management Group, LLC, 1963 Commonwealth Ave. #1, Brighton, MA 02135, (617) 789-3944, unless Tenant is notified otherwise in writing by Landlord; duplicate notifications concerning the lease should be addressed to Samuel H. Slater, 10 Tremont Street 5th Floor, Boston, MA 02108, (617) 557-1799. Rent and other payments should be sent to280 HOLDINGS LLC using one of the methods shown below:

•	ACH INFORMATION

Bank of America

100 Federal Street

Boston, MA 02110

Routing No. 011000138

Account No. 0046 4048 1001

Or

•	WIRE TRANSFER

Bank of America

Account Name: 280 HOLDINGS LLC

Routing No. 026009593

Account No. 0046 4048 1001

5. SECURITY DEPOSIT Upon the execution of this lease, the Tenant shall pay to the Landlord a security deposit in the initial amount of $234,554.68, which shall be held as a security for the Tenant’s performance as herein provided. On each of the last day of the twenty-fourth (24th) and thirtieth-sixth (36th) months’ anniversary from the Rent Commencement Date, the Landlord will refund to Tenant or credit against future Base Rent payments, at Tenant’s option upon written notice to Landlord, the amount of $58,638.00, provided that Tenant is not in default under this lease beyond any grace or cure periods. Landlord will refund the security deposit to the Tenant, within sixty (60) days of the end of this lease, without interest, subject to the Tenant’s satisfactory compliance with the conditions hereof. Landlord has no obligation to keep the security deposit separate and may commingle the security deposit with other funds of Landlord.

6. RENT ADJUSTMENTS

A. TAX ESCALATION. If, in any tax fiscal year during the Term commencing with the tax fiscal year 2020 (which tax fiscal year 2020 commences on July 1, 2019 and expires on June 30, 2020), the Real Estate Taxes (as defined below) are in excess of the amount of the Real Estate Taxes or the tax fiscal year 2020 (which tax fiscal year 2019 commences on July 1, 2018 and expires on June 30, 2019)(such tax fiscal year 2019 shall be the “Tax Base Year”), Tenant will pay to Landlord, as Additional Rent hereunder, within thirty (30) days of Tenant’s receipt of Landlord’s written demand, monthly estimated payments of 1/12 of Tenant’s Tax Share (as defined below) of the amount of such excess (such Tenant’s Tax Share of such excess amount being, hereinafter, “Tenant’s Tax Rent”), which written demand shall include, with specificity, Landlord’s calculations of Tenant’s Tax Share and Tenant’s Tax Rent, as well as a copy of the invoice from the applicable municipal authorities of the bill(s) for the Real Estate Taxes applicable thereto as follows: For purposes hereof, “Tenant’s Tax Share” or “Tenant’s Share” currently is deemed for all purposes to be a fraction, the numerator of which is the total rentable square feet of the Premises of 13,532 and the denominator of which is the total rentable square feet of the Building of 130,000 rentable square feet as of the effective date of this lease, Tenant’s Tax Share is ten and 41/100 percent (10.41%) (and which shall not be modified during the initial term of this lease unless either (i) the rentable square footage of the Premises increases or decreases, or (ii) the rentable square footage of the Building increases or decreases, and only by amendment of this Lease). If the Landlord obtains an abatement of any such excess real estate tax, a proportionate share of such abatement, less one-third of the abatement obtained recovered in lieu of fees and costs incurred in obtaining the same, if any, shall be refunded to the Tenant. For the manner of billing and payment, see Section 6(C), below.

In addition, Tenant shall pay to Landlord, as Tenant’s Tax Share, specified in this Section of the amount of assessments, sales or use taxes imposed with respect to real estate taxes, rent, and other public charges which are in the nature of or similar to taxes (which are limited to any other charge by a federal, state, county, or local government, special district, improvement district, or other political subdivision taxes, all levies or impositions of every kind and nature in connection with the ownership, leasing and operation of the Building, whether foreseen or unforeseen, general, special, ordinary or extraordinary, including ad valorem taxes, transit taxes, use and occupancy taxes, taxes based on the receipt of rent, and value added taxes relating to the Building) which may be placed on the leased premises or the Building, levied, assessed, or imposed at any time by any governmental authority upon or against the Building and personalty or taxes in lieu thereof in any lease year or partial lease year. Notwithstanding the foregoing, none of Landlord’s gross receipts taxes, personal and corporate income taxes, inheritance and estate taxes, other business taxes and assessments, franchise, gift and transfer taxes, and all other real estate taxes relating to a period or payable outside the term of the Lease shall be included in determining Tenant’s Tax Share.

B. OPERATING COST ESCALATION.

If, in any calendar year during the Term commencing with the calendar year 2020, the Operating Costs (as defined below) are in excess of the amount of the Operating Costs for the calendar year 2019 (which calendar year 2019 shall be the “Operating Cost Base Year”), grossed up to reflect ninety-five percent (95%) occupancy, Tenant will pay to Landlord, as Additional Rent hereunder, within thirty (30) days of Tenant’s receipt of the Operating Cost Statement (as defined below), the monthly, estimated 1/12 of Tenant’s Share of the amount of such excess (such percentage of such excess amount being, hereinafter, “Operating Cost Rent”), which Operating Cost Statement shall include, with specificity, Landlord’s calculations of Tenant’s Share and Tenant’s Operating Cost Rent, as well as a reasonable breakdown of the Operating Costs applicable thereto.

Operating Costs shall include all reasonable costs and expenses of every kind and nature paid or incurred by the Landlord (including reasonable and appropriate reserves) in operating, managing, equipping, policing, lighting, repairing and maintaining the Building and the Lot, the parking areas, common areas, utilities and facilities serving the Building; air conditioning servicing the Building, landscaping, and snow removal; costs of all roof and other maintenance, repairs and replacements performed by the Landlord; costs of the installation, operating, maintenance, repair and replacement of any energy management system designed to reduce the energy consumption in the building; costs of the operation, maintenance, repair and replacement of any escalators or elevators; premiums for liability, property damage, fire, workers’ compensation, and other insurance carried by Landlord on any structures on the Lot; wages, unemployment taxes, social security taxes, and personal property taxes and assessments; fees for required licenses and permits; supplies and other equipment for the common areas; and reasonable administrative and management costs associated with the Building and the Lot; provided that (a) as to any improvement, repair or replacement included in operating costs having a useful life of greater than one year, the charge added to Operating Costs in any given year shall be the amortized cost thereof calculated on a straight-line basis over the useful life of such improvement, repair or replacement in accordance with generally accepted accounting principles), and (b) there shall be excluded from Operating Costs, all depreciation associated with the costs of the build-out of tenants, and the leasing commissions, attorneys’ fees and other inducements associated with the leasing of space to any and all tenants, and those items specifically excluded from Operating Costs as stated below:

1. all costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of Building operations) including, but not limited to, Landlord’s general corporate overhead and general administrative expenses;

2. costs incurred by Landlord in connection with the correction of defects in design and construction of the Building or Lot;

3. any costs of any services sold or provided to tenants or other occupants for which Landlord is entitled to be reimbursed by such tenants (whether or not actually reimbursed) or other occupants as an additional charge or rental over and above the basic rent charged to such tenants or other occupants (and escalations thereof);

4. expenses in connection with services or other benefits which are provided to another tenant or occupant and do not benefit Tenant;

5. any cost or expense related to removal, cleaning, abatement or remediation of “hazardous material” in or about the Building or Lot, including without limitation, hazardous substances in the ground water or soil not caused by Tenant or its employees or invitees;

6. advertising and promotional costs including tenant relation programs and events;

7. Landlord’s gross receipts taxes, personal and corporate income taxes, inheritance and estate taxes, other business taxes and assessments, franchise, gift and transfer taxes, and all other real estate taxes relating to a period or payable outside the term of the Lease;

8. any fines, costs, penalties or interest resulting from the negligence, misconduct or omission of the Landlord or its agents, contractors, or employees;

9. any costs, fees, dues, contributions or similar expenses for political, charitable, industry association or similar organizations;

10. any rental and any associated costs, either actual or not, for the Landlord’s and/or Landlord’s management company and/or leasing office;

11. acquisition costs for sculptures, paintings, or other objects of art;

12. costs incurred in connection with upgrading the Building to comply with disability or life insurance requirements, or life safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date, including without limitation the Americans With Disabilities Act, including penalties or damages incurred as a result of non-compliance; and

13. costs for reserves of any kind.

C. TIME AND MANNER OF PAYMENT OF TAX AND OPERATING COST RENT.

If requested by Landlord, Tenant shall pay to Landlord monthly in the same manner as Base Rent is payable, Landlord’s reasonable estimate of Tenant’s Tax Share and Operating Cost Rent. Landlord, during the term, may furnish to Tenant a statement showing the amount of Tenant’s Tax Share and/or Operating Cost Rent estimated by Landlord for the next twelve (12) months, payable monthly by Tenant.

Within ninety (90) days after the end of each fiscal year or the anniversary date of the calendar year of the Lease, Landlord shall, in reasonable detail, set forth the computation of the Operating Cost Rent and/or Tenant’s Tax Share, if any, for the preceding billing period, stating any balance due to Landlord or overpayments made by Tenant (the “Statement”); provided, however, that the failure of Landlord to furnish a Statement within the specified time frame shall not affect Tenant’s obligation to pay Tenant’s Tax Share and/or Operating Cost Rent at such time as said statement is furnished. Upon receipt of Landlord’s notice, Tenant shall pay its Tenant’s Share (or Landlord shall credit to Tenant a refund, if applicable, as stated below) of the total adjustment of Tenant’s Tax Share and/or Operating Cost Rent. Any payment due from Tenant on account of such end of year annual statement shall be due within sixty (60) days of Tenant’s receipt of the Statement or Landlord shall give a credit for such Tenant’s Tax Share or Operating Cost Rent overpayments toward Tenant’s Tax Share or Operating Cost Rent due for the forthcoming year, or if at the end of the term, within ninety (90) days after the date of final bills received by Landlord. Time and period of billing, whether annual, semi-annual, or otherwise for Tenant’s Tax Share and/or Operating Cost Rent on account of such end of year annual statement shall be in the reasonable discretion of the Landlord and Tenant shall pay to Landlord the entire amount billed as stated above, except for monthly estimates, which will be paid monthly.

Tenant shall have the right to review the Statement and the calculations upon which the Statement is based, exercisable within ninety (90) days following the delivery to Tenant of the Statement referred to herein and upon reasonable prior notice to Landlord, to inspect Landlord’s books and records relating to the Operating Cost Rent and Tenant’s Tax Share for the relevant period in question covered by such Statement. Only employees of Tenant, or Tenant’s designated certified public accountant or accounting firm (provided that such accountant or accounting firm is then responsible for Tenant’s general corporate accounting), may conduct any such inspection, which inspection shall occur at such place and time (during normal business hours) as Landlord may reasonably designate. Tenant shall pay for all reasonable expenses incurred by Landlord in connection with, and relating directly to, Tenant’s inspection of Landlord’s books and records, provided that if such audit discloses an overpayment by Tenant of more than six percent (6%) and in excess of $2,000.00, Landlord shall reimburse Tenant for its reasonable, hourly, third-party costs incurred in connection with the audit. In any event, Landlord shall credit Tenant the amount of any overpayment within sixty (60) days of notice to Landlord of such overpayment. Except to the extent required to comply with federal, state and municipal laws, ordinances, regulations or other governmental requirements, Tenant must keep all information it obtains in any inspection of Landlord’s records strictly confidential and may only use such information for the limited purpose this lease describes and for Tenant’s own account.

7. UTILITIES The Tenant shall pay all bills for electricity, lights, outlets and air conditioning that are furnished to the leased premises as Additional Rent, and Tenant’s use of such electricity shall be separately metered or submetered. Tenant shall pay for telephone, cable, internet, data and computer lines, and such other services to the leased premises. In addition, Tenant shall pay the electrical costs and expenses incurred by Landlord for ventilation and air conditioning service solely provided to the Premises, which will be billed by Landlord monthly based on usage of such electricity as measured by a submetering device that separately measures Tenant’s use of such electricity in the Premises and that currently is in use in the Premises known as the EMON system (or a reasonable replacement thereof) (the “Emon Bill”). The payments of the Emon Bill shall constitute Additional Rent. Further, the Landlord agrees to furnish reasonably hot and cold water to the leased premises; reasonable heat and air conditioning to the leased premises (notwithstanding the fact that the same are furnished through separately metered or submetered utilities or separate fuel tanks, as set forth above), and to the hallways, stairways, elevators, and lavatories and other common areas during normal business hours on regular business days (Monday — Friday 8am — 6pm; Saturday 9am — 1pm, except legal holidays) during the heating and air conditioning seasons of each year; to furnish elevator service; and to light passageways, common areas and stairways during normal business hours, all subject to interruption due to any accident, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for the Building, or to any cause beyond the Landlord’s reasonable control.

Tenant shall have access to the premises twenty-four (24) hours per day, seven (7) days per week, subject to maintenance, security and emergency measures required by Landlord. The Building is open to the public Monday-Friday, excepting holidays, 8:00 a.m.-6:00 p.m. At all other times, Tenant’s authorized principals and employees shall have key fob access to the Building. Guests of the Tenant who enter after business hours or on weekends contact Tenant directly for access. Landlord shall have no obligation to provide utilities or equipment, or pay for the cost of utilities and equipment, other than the utilities and equipment within the premises as of the commencement date of this lease. In the event Tenant requires additional utilities or equipment, the installation and maintenance thereof shall be the Tenant’s sole obligation, provided that such installation shall be subject to the written consent of the Landlord. The Building has a full-time building manager, 24-hour access by key fobs security cameras, and security alarms in selected areas.

The Tenant shall comply with all reasonable and non-discriminatory rules and regulations promulgated by the Landlord from time to time. The current rules and regulations are attached hereto as Exhibit D and E.

8. USE OF LEASED PREMISES The Tenant shall use the leased premises only for the purpose of general office use and no other use or uses unless authorized by the Landlord in writing and in Landlord’s sole discretion.

9. COMPLIANCE WITH LAWS The Tenant acknowledges that no trade or occupation shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated. Landlord represents that the use of “general office purposes” does not violate the foregoing prohibition so long as it is used as an office for general business operations. Without limiting the generality of the foregoing (a) the Tenant shall not bring or permit (with respect to those for whom Tenant is legally responsible, including clients of the Tenant or others claiming by, through or under Tenant) to be brought or kept in or on the leased premises or elsewhere on the Landlord’s property any hazardous, toxic, inflammable, combustible or explosive fluid, material, chemical or substance, including, without limitation, any item defined as hazardous pursuant to Chapter 21E of the Massachusetts General Laws, as amended; and (b) the Tenant shall be responsible for compliance with requirements imposed by the Americans with Disabilities Act with respect to Tenant’s particular use of the leased premises and any work performed by the Tenant therein. Notwithstanding the foregoing, Tenant may store and use typical office cleaning supplies, in customary quantities, in accordance with all laws.

9.1 Hazardous Substances. Except as otherwise provided for in this lease, Tenant agrees not to cause, permit or suffer any release or discharge onto or in the vicinity of the leased premises of any hazardous, toxic or radioactive material or substance, including without limitation oil (collectively, “Hazardous Substances”) regulated by any local, state or Federal law or regulation (for example, the Federal Comprehensive Environmental Response Compensation Liability Act of 1980, the Massachusetts Hazardous Waste Management Act and the Massachusetts Oil and Hazardous Material Release Prevention Act) now in existence or hereafter enacted (collectively, “Hazardous Substance Laws”) in violation of any such Hazardous Substance Laws. Tenant agrees, at Tenant’s sole cost and expense, to remove from the leased premises and the air and buildings adjacent to, and land and water under and adjacent to, the leased premises any Hazardous Substance which may be released thereon in violation of any such Hazardous Substance Laws by Tenant’s act, neglect or omission without regard to fault, provided such Hazardous Substances were introduced in the leased premises or the Building by Tenant, its employees, agents, invitees, subtenants, or occupants. In the event that Tenant receives from any federal, state or local governmental agency any notice of violation or alleged violation of any hazardous Substance Law for acts, neglect, or omission of Tenant or as otherwise provided for herein, Tenant agrees to forward to Landlord a copy of any such notice within five (5) business days of Tenant’s receipt thereof, and Tenant agrees to take all steps necessary to bring Tenant’s use of the Premises into compliance with such Hazardous Substance Law and any other applicable law or regulation. Notwithstanding the foregoing, Tenant may store and use typical office cleaning supplies, in customary quantities, in accordance with all laws.

Tenant agrees to be solely responsible for and to indemnify Landlord, as Additional Rent, against any and all liability arising from the breach of any of Tenant’s covenants and agreements under this Section 9, including without implied limitation reasonable attorneys’ fees and costs incurred by Landlord in connection therewith, whenever such liability shall arise and for as long as Landlord remains so liable. Tenant shall be liable for any breach of Tenant’s obligations under this Section 9 without regard to fault. At Landlord’s request upon reasonable cause to believe there was release of hazardous materials by Tenant, Landlord shall cause the leased premises and the Building and land, air and water related thereto to be inspected by a qualified professional satisfactory to Landlord for the presence of any material or substance prohibited or regulated under any Hazardous Substance Law and to obtain and forward to Landlord the professional’s written report setting forth the scope and results of such inspection, with costs to be paid by Tenant, and Tenant shall cooperate in the event any such inspection shall be required, giving proper access to the leased premises.

9.2.1 Landlord Hazardous Substances. Landlord shall protect, indemnify, defend, and hold harmless Tenant and its directors, officers, contractors, employees, agents, parents, subsidiaries, successors and assigns from and against any and all loss, damage, cost, expense, or liability (including reasonable attorneys’ fees and costs) directly or indirectly arising out of any Hazardous Material on, under or about the Premises, the Building or the Lot on which the same are located (or off-site on property owned or operated by Landlord that affects the Premises) except if and to the extent the same was caused by Tenant, its invitees, or those for whom Tenant is responsible or other tenants of the Building. This indemnity shall survive the termination of this Lease.

9.2 Fee Simple; Authority Landlord states that to its best knowledge and belief, and without independent investigation, that (a) the Building and the leased premises are in material compliance with all applicable zoning, land use and environmental laws and agreements and the requirements of all easement and encumbrance documents and Landlord agrees to keep the same in compliance throughout the Term; (b) the uses of the leased premises contemplated hereunder are permitted as of right at the leased premises; (c) Landlord holds fee simple title to the Building, subject to no mortgage other than one referenced in Section 14 below; (d) Landlord has full power and authority to enter into this Lease and has obtained all consents and taken all actions necessary in connection therewith; (e) no other party has any possessory right to the leased premises; and (f) provided that Tenant has complied with the provisions of Section 31 of this lease, Tenant has full power and authority to enter into this Lease and has obtained all consents and taken all actions necessary in connection therewith.

10. FIRE INSURANCE The Tenant shall not permit any use of the leased premises which will make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The Tenant shall on demand reimburse the Landlord, and all other Tenants, all extra insurance premiums caused by the Tenant’s particular use of the premises, as opposed to office use, generally.

11. MAINTENANCE The Tenant agrees to maintain the leased premises in as good condition as exists on delivery by Landlord, damage by fire and other casualty, and taking by eminent domain and reasonable wear and tear only excepted. Tenant acknowledges that the leased premises are now in good order and the glass whole, subject to completion of Landlord’s Work as defined in Exhibit B (provided that Landlord shall be responsible for repair or replacement of any external glass or windows, unless such replacement is due to the negligence or willful misconduct of Tenant). The Tenant shall not permit the leased premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste.

In accordance with the provisions of Section 6B, above, the Landlord agrees to maintain the structure, roof, foundation, beams, load-bearing and exterior walls of the building of which the leased premises are a part, and all mechanical systems and equipment serving the leased premises and the common areas, including, but not limited to the plumbing, electrical, elevator, emergency, heating and air conditioning, fire and life safety systems of the Building, and access to telecommunications systems services to the Building (which are provided solely by third party providers (the “Systems”) in good working order and condition or as they may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty (subject to the provisions hereof), and reasonable wear and tear only excepted, provided that if such maintenance is required because of the actions or omissions of Tenant or those for whose conduct the Tenant is legally responsible, Landlord shall be entitled to indemnification from Tenant. Landlord, upon prior notice to Tenant, shall have a right to enter the leased premises to make repairs to the Building and its systems if needed so long as said entry and repairs are done in a manner that is as minimally disruptive to Tenant’s operation at the Premises as is possible, and, in the case of an emergency, immediately and without prior notice Tenant. Upon prior notice to Tenant, Landlord shall have the right to enter the premises to make repairs and to service pipes, conduits, wires in the Building or which affect such pipes, conduits, and wires in the space of other tenants which may only be accessed through the premises.

Landlord shall also provide: (i) cleaning and janitorial services to the leased premises (Monday-Friday, holidays excluded), provided the same are kept in order by Tenant, all in accordance with the cleaning standards set forth in Exhibit C attached hereto; and (ii) snow and ice removal services, including plowing all sidewalks and areas adjacent to the Building and Lot as needed.

12. ALTERATIONS/ADDITIONS The Tenant shall not make structural alterations or additions to the leased premises, but may make non-structural alterations provided the Landlord consents thereto in writing prior to commencement of such work, which consent shall not be unreasonably withheld or delayed. Alterations of a purely decorative nature, such as hanging paintings or other artwork, which do not require a building permit or impact the Building’s systems, façade or structural elements shall not require Landlord’s approval, but shall be subject to compliance with all other provisions of this Section 12. All such allowed alterations shall be at Tenant’s sole cost and expense and shall be in quality at least equal to the present construction. Tenant shall not permit any mechanics’ liens, or similar liens, to remain upon the leased premises for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant and shall cause any such lien to be released of record forthwith without cost to Landlord. Any alterations or improvements made by the Tenant shall become the property of the Landlord at the termination of occupancy as provided herein (unless otherwise agreed to in writing by Landlord and Tenant), and Tenant shall not be responsible for the removal or restoration of any alterations made to the leased premises, provided that such alterations were completed by Landlord or with the Landlord’s written consent except as herein provided for.

13. ASSIGNMENT/SUBLEASING The Tenant shall not assign, sublet, sub-sublet, or license the whole or any part of the leased premises without Landlord’s prior written consent which shall not be unreasonably withheld or delayed; provided, however, that Landlord, except as provided for below in Section 13.3, shall have the right (a) to receive and approve (in Landlord’s reasonable discretion) reasonable business, financial, and/or credit information of any proposed assignee or subtenant, and (b) evidence that the proposed use is consistent with the permitted use of Tenant as defined in

Section 8 of this lease, and (c) only at the then current market rents for similar rental space and of comparable term at comparable buildings in Boston all prior to granting of Landlord’s consent. Tenant shall not have the right to assign or sublet, or license the leased premises to another tenant in the Building unless Landlord is not able to provide such tenant with comparable size space in the Building or a prospective tenant currently in negotiations with the Landlord for space in the Building. Notwithstanding such consent as described above, Tenant shall remain liable to Landlord for the payment of all rent and for the full performance of the covenants and conditions of this lease unless otherwise agreed by Landlord in Landlord’s sole discretion. The granting of consent to an assignment, a subletting, or a license of the premises in one instance does not automatically grant the Tenant the right to assign or sublet the premises in another instance.

13.1 Excess Rent to Landlord In the event that Landlord shall give its consent to a proposed assignment or subletting of all or a portion of the leased premises, Landlord shall be paid by Tenant or its successors and assigns 50 percent of any excess Base Rent and/or Additional Rent charged in any assignment or subletting: over the Base Rent and/or Additional Rent payable hereunder (after deduction by Tenant of the following reasonable expenses incurred in connection with such assignment or subletting: brokerage fees and attorney’s fees and construction expenses; provided, that Tenant shall be required to provide to Landlord an accounting of such expenses), with Tenant having the right to retain 50 percent; provided, however, Tenant shall remain fully liable for all obligations under the Lease. Tenant shall reimburse Landlord for its reasonable attorney’s fees for review and approval at any assignment, sublease, or sub-sublease payable in advance to Landlord up to a maximum of $1,500 per request.

13.2 [intentionally deleted]

13.3 Permitted Assignment/Subleasing Notwithstanding anything to the contrary contained in this Lease, Tenant may, without Landlord’s prior written consent, but upon written notice to Landlord, including copies of all applicable documentation, assign or sublet all or any portion of the leased premises and Tenant’s interest in this Lease to: (i) a subsidiary, affiliate, parent or other entity to Tenant which controls, is controlled by, or is under common control with, Tenant; (ii) a successor entity to Tenant resulting from merger, consolidation, non-bankruptcy reorganization, or government action; or (iii) a purchaser of all or any significant portion of Tenant’s stock or assets; provided that such assignee, sublessee, or transferee has a net worth of at least equal to the Tenant as of the date of this lease. “Control” means ownership of at least fifty-one percent (51%) of the voting rights of such subsidiary, affiliate, parent or other entity.

14. SUBORDINATION This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, and the Tenant shall, when requested, promptly execute and deliver such commercially reasonable written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage, deeds of trust or other such instruments in the nature of a mortgage.

Tenant agrees to use reasonable efforts to provide the holder of the first mortgage (“First Mortgagee”) with a copy of any notice of default given to Landlord under this lease at the same time such notice of default is given to Landlord. In the event of any default by Landlord under this lease, First Mortgagee shall have the right to cure such default during the same time provided to the Landlord. Notwithstanding the foregoing, First Mortgagee shall have no obligation to cure any default under this lease. Tenant acknowledge that as of the date of this lease, First Mortgagee is

Nationwide Life Insurance Company, One Nationwide Plaza, Columbus, Ohio 43215, Attention: Real Estate Investments 1-05-701. First Mortgagee, any transferee who acquires Landlord’s interest in the premises, the Building of this lease, by foreclosure, deed in lieu of foreclosure or otherwise, and the successors and assigns of such transferees shall not be liable for any acts, obligations or debts of the former Landlord(s) prior to the time such acquiring landlord acquired the premises or any prepaid rent, security deposit or other prepaid charges not actually received by such transferee.

Landlord agrees, within thirty (30) days of the Effective Date of this Lease, to request a subordination, non-disturbance and recognition agreement (“SNDA”) from the First Mortgagee on the First Mortgagee’s standard form recognizing the rights of Tenant under this Lease. Tenant understands and agrees that the First Mortgagee only gives SNDA’s to tenants with over 15,000 rentable square feet. Tenant understands and agrees that the policy of the First Mortgagee with respect to an SNDA is not grant to it tenants of the Building with less than the rentable square footage identified above for duration of the term of Tenant’s lease.

15. SIGNAGE; LANDLORD’S ACCESS On or about the Commencement Date, the Landlord shall provide, install and pay for Tenant’s name on the electronic building directory. The Tenant shall install at its sole cost and expense a sign for its business in common lobby on the lobby floor of the Building, after prior written approval by Landlord of Tenant’s proposed signage, which consent shall not be unreasonably withheld or delayed. At no time is a sign of the Tenant permitted on the exterior of the Building. The Landlord or agents of the Landlord may, at reasonable times and upon reasonable advance notice (except in the event of an emergency), enter to view the leased premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as Landlord is permitted to do hereunder and (during the last twelve (12) months of the term) may show the leased premises to others so long as any said entry is done in a manner during normal business hours that is least disruptive to Tenant’s operations at the leased premises.

16. LANDLORD’S DEFAULT. Landlord shall not be deemed to be in default hereunder unless its default shall continue for sixty (60) days, or such additional time as is reasonably required to correct its default, after written notice thereof has been given by Tenant to Landlord specifying the nature of the alleged default. The obligations of Landlord hereunder shall be binding upon Landlord and each succeeding owner of Landlord’s interest hereunder only during the period of such ownership and Landlord and each succeeding owner shall have no liability whatsoever except for their obligations during each such respective period (other than its obligation terminate any Letter of Credit or to return any security deposit held hereunder in accordance with the terms of this lease, or to transfer the remaining balance of any such security deposit to any successor Landlord). Tenant hereby agrees for itself and each succeeding holder of Tenant’s interest, or any portion thereof, hereunder, that, in accordance with Section 27 hereof, any judgment, decree or award, if any, obtained against Landlord, or any succeeding owner of Landlord’s interest, which is in any manner related to this Lease, the leased premises, or Tenant’s use or occupancy of the leased premises or the common areas, whether at law or in equity, shall be satisfied out of Landlord’s equity in the Building and lot to the extent then owned by Landlord, or such applicable insurance, or such succeeding owner, and further so agrees to look only to such assets and to no other assets of Landlord, or such succeeding owner, for satisfaction. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages or for lost profits of the Tenant for any reason whatsoever.

17. CASUALTY INSURANCE Landlord shall keep the leased premises and the Building insured against loss or damage by fire and other hazards included within usual “Special Form” coverage, in such amounts and with such deductibles as Landlord deems appropriate insurance as follows: (a) commercial general liability in the amount of $1,000,000 per occurrence, and $2,000,000 aggregate, excess liability of $5,000,000, covering bodily injury, personal injury and property damage; and (b) “Special Form” insurance in a 100% full replacement cost.

17.1 Tenant’s Casualty Insurance Tenant shall keep all of Tenant’s fixtures, furniture, furnishings, equipment and stock in trade insured against loss or damage by fire and other hazards included so-called “Special Form” insurance, in an amount not less than one hundred percent (100%) of the full insurable replacement thereof, without deduction for depreciation, but in any event in an amount sufficient to prevent Tenant from becoming a co-insurer under the applicable policies.

17.2 Tenant’s Public Liability Insurance Tenant shall maintain public liability insurance (including, without limitation, contractual liability insurance) in an amount not less than One Million Dollars ($1,000,000.00) per occurrence for bodily injury, death and property damage occurring in, on or about the leased premises, combined single limit, and to submit and maintain copies of such certificates with the Landlord prior to the date of occupancy, access, or for commencement of Tenant’s work and annually thereafter. The aggregate coverage during the term of this Lease shall be not less than Two Million Dollars ($2,000,000.00). The insurers under all policies of Tenant shall be reasonably satisfactory to Landlord and such policies shall name as insured parties Landlord and Tenant and any party holding an interest to which this Lease may be subordinated pursuant to this lease, as their interests may appear, and shall provide at least twenty (20) days prior written notice to Landlord on lapse or cancellation.

17.3 Waiver of Subrogation Landlord and Tenant hereby release each other and each other’s officers, directors, members, managers, employees and agents, from liability or responsibility for any loss or damage to their respective property covered by valid and collectible all-risk insurance, or which would have been covered but for a party’s failure to comply with the provisions of Sections 17, 17.1, 17.2, and 17.3, above. This release shall apply not only to liability and responsibility of the parties to each other, but also shall extend to liability and responsibility for any one claiming through or under the parties by way of subrogation or otherwise. This release shall apply even if the fire or other casualty shall have been caused by the fault or negligence of a party or anyone for whom a party may be responsible. However, this release shall apply only with respect to loss or damage actually recovered from an insurance company, or which would have been recovered but for a party’s failure to comply with the provisions of Section 17, 17.1, 17.2, or 17.3 above. This release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor’s policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Landlord and Tenant each hereby agree that their respective policies will include such a clause or endorsement to the extent each party can obtain such clause or endorsement at a commercially reasonable cost.

17.4 Indemnity and Liability Insurance Tenant shall save Landlord harmless and indemnified, to the extent permitted by law, from and against any and all claims, actions, loss, damages, liability and expense asserted in connection with loss of life, bodily injury, personal injury and/or damage to property arising out of or resulting from any occurrence in, upon or at the Premises or the occupancy or use of the Premises or any part thereof, or in, upon or at the Building or the Lot, or anywhere if caused wholly or in part by any act or omission of Tenant, its officers, agents, employees, subtenants, licensees, concessionaires, others occupying space in the Premises or any customers and those doing business with Tenant, exclusive of negligence or willful misconduct by Landlord, or its employees or agents. If Landlord shall be threatened with or made a party to any litigation commenced by or against Tenant or any of the aforementioned parties, or with respect to any matter described above, then Tenant shall protect and hold Landlord harmless and indemnified and shall defend Landlord with counsel reasonably acceptable to Landlord or, at Tenant’s option, shall instead advance all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord in connection with such litigation.

Landlord shall save Tenant harmless and indemnified, to the extent permitted by law, from and against any and all claims, actions, loss, damages, liability and expense asserted in connection with loss of life, bodily injury, personal injury and/or damage to property arising out of or resulting from any occurrence in, upon or at the Premises or the occupancy or use of the Premises or any part thereof, or in, upon or at the Building or the Lot, or anywhere if caused wholly or in part by any act or omission of Landlord, its officers, agents, employees, subtenants, licensees, concessionaires, others for whom Landlord is legally responsible, exclusive of negligence by or willful misconduct or Tenant, or its employees or agents. If Tenant shall be threatened with or made a party to any litigation commenced by or against Landlord or any of the aforementioned parties, or with respect to any matter described above, then Landlord shall protect and hold Tenant harmless and indemnified and shall defend Tenant with counsel reasonably acceptable to Tenant or, at Landlord’s option, shall advance all costs, expenses and reasonable attorney’s fees incurred or paid by Tenant in connection with such litigation.

17.5 Non-Liability of Landlord Except as required by applicable law or any successor statute, or due to the negligence or willful misconduct of Landlord, Landlord shall not be responsible or liable to Tenant for any loss or damage caused by other Tenants of the Building and Lot, or by their visitors, guests, invitees, employees, agents, contractors, or any other persons occupying or visiting any portion of the Building and Lot. Except as required by applicable law or any successor statute or due to the negligence or willful misconduct of Landlord, neither Landlord, its agents, or employees shall be liable for any injury or damage to persons or property resulting from leaks of steam, gas, electricity, water, or any other substance from pipes, wires or other conduits, or from the bursting or stoppage thereof; or from leaks of water, snow, or rain from the plumbing, roof, other parts of the Building, or any other place; or for wetness or dampness caused for any reason whatsoever. Tenant acknowledges that it shall be Tenant’s responsibility to obtain insurance to protect it from any and all such hazards.

17.6 Theft Losses Except as required by applicable law or due to Landlord’s (or any of its agent’s or employee’s) negligence or willful misconduct, Landlord shall not be liable for any damage to, removal of, or loss of any property of Tenant occasioned by any theft, burglary, robbery, larceny, or vandalism of any kind (hereinafter called “Theft”). Tenant shall carry sufficient insurance for its own protection and for the protection of the leased premises and adjacent portions of the Building and lot in connection with damage or loss arising from any such Theft. Tenant shall repair at its own cost and expense any damage or loss caused to the leased premises as a result of any such Theft. A report of any such Theft to police or other proper authorities shall be deemed conclusive evidence that such an event occurred or an attempt was made.

17.7 Worker’s Compensation Tenant shall maintain worker’s compensation, disability, and other similar insurance covering all persons employed in connection with Tenant’s Work or by Tenant with respect to whom death or bodily injury claims could be asserted against Tenant or Landlord as may be required by applicable law.

17.8 Certificates of Insurance Each policy of insurance which Tenant is required to maintain under the provisions of this Section 17 shall be with companies qualified to do business in the Commonwealth of Massachusetts and reasonably acceptable to Landlord, and shall name Landlord, and if Landlord so requests, Landlord’s mortgagee(s), as insured parties. Tenant shall deposit with Landlord certificates of such insurance on or prior to the Commencement Date or prior to access for Tenant’s work and thereafter new certificates not later than thirty (30) days prior to the expiration of the policies. The policies shall provide (and the certificates shall evidence) that they shall not expire, be cancelled, or be materially modified without at least thirty (30) days prior written notice to Landlord and, if Landlord so requests, to Landlord’s mortgagee(s).

18. FIRE, CASUALTY, EMINENT DOMAIN Should a substantial portion of the leased premises or of the property of which they are a part (but only if all leases similarly situated are also terminated), be substantially damaged by fire or other casualty, or be taken by eminent domain, the Landlord may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made. The Landlord may elect to terminate this lease as permitted above upon written notice to Tenant within forty-five (45) days of the casualty. The Tenant may elect to terminate this lease if: (a) The Landlord fails to give written notice within forty-five (45) days of intention to restore leased premises, or (b) The Landlord fails to restore the leased premises to a condition substantially suitable for their intended use within one hundred twenty (120) days of said fire, casualty or taking. The Landlord reserves, and the Tenant grants to the Landlord, all rights which the Tenant may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the Tenant’s fixtures, property, or equipment and moving expenses provided they do not reduce Landlord’s award.

Notwithstanding the foregoing, if the leased premises are substantially damaged by fire or other casualty, Base Rent and Additional Rent payable by Tenant shall abate proportionately for the period in which, by reason of such damage, having regard to the extent to which Tenant may be required to discontinue Tenant’s use of all or a portion of the leased premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the leased premises to the condition in which they were before such damage. If the leased premises are affected by any exercise of the power of eminent domain, Base Rent and Additional payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant and Tenant may pursue a claim for the lost value of its leasehold interest.

19. DEFAULT AND BANKRUPTCY; DAMAGES

Section 19.1 Any one of the following after notice and opportunity to cure as provided for below shall be deemed to be an “Event of Default”:

A. Failure on the part of the Tenant to make payment of rent or any other monetary amount due under this lease within five (5) business days after the Landlord has sent to the Tenant notice of such default.

B. With respect to a non-monetary default under this lease, failure of the Tenant to cure the same within thirty (30) days after the Landlord has sent to the Tenant notice of such default, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity. The Tenant shall be obligated to commence forthwith and to complete as soon as possible the curing of such default; and if the Tenant fails so to do as provided herein, the same shall be deemed to be an Event of Default.

C. Subject to subparagraph D below, the commencement of any of the following proceedings by one or more creditors of Tenant, with such proceeding not being dismissed within sixty (60) days after it has begun: (i) any material asset of the Tenant or the estate hereby created being taken, attached or levied upon on execution or by other process of law; (ii) the Tenant being judicially declared bankrupt or insolvent according to law; (iii) an involuntary assignment being made of the property of the Tenant for the benefit of creditors; (iv) a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer being appointed to take charge of all or any substantial part of the Tenant’s property by a court of competent jurisdiction; or (v) a petition being filed involuntarily against the Tenant under the Bankruptcy Code or any similar federal or state laws now or hereafter enacted.

D. The Tenant (i) filing a petition under, or otherwise availing itself of any provisions of, the Bankruptcy Code, (ii) making an assignment of some or all of the property of the Tenant for the benefit of creditors, (iii) instituting proceedings to have Tenant adjudicated as bankrupt or insolvent, (iv) commencing a reorganization, liquidation, rearrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief, or requesting the appointment of a receiver or custodian of some or all of the property of the Tenant, in equity or under any federal or state law now or hereafter enacted relating to bankruptcy, insolvency, reorganization, compromise of debts or relief of debtors, (v) colluding in or taking any action in furtherance of the filing of an involuntary petition against Tenant under the Bankruptcy Code, the appointment of a receiver or trustee or the assignment of property of Tenant for the benefit of creditors, or (vi) consenting to or taking any action in furtherance of any of the foregoing.

Section 19.2 Should any Event of Default occur then, notwithstanding any license of any former breach of covenant or waiver of the benefit hereof or consent in a former instance, the Landlord lawfully may, in addition to any remedies available to the Landlord under applicable statutes or case law, or otherwise, immediately or at any time thereafter, and after applicable notice and demand, enter peaceably and in accordance with all applicable laws, into and upon the demised premises or any part thereof in the name of the whole and repossess the same as of the Landlord’s former estate, and expel the Tenant and those claiming through or under it and remove its or their effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant and/or the Landlord may send written notice to the Tenant terminating the term of this lease; and upon the first to occur of: (i) entry as aforesaid; or (ii) the fifth (5th) day following the sending of such notice of termination, the term of this lease shall terminate.

Section 19.3 The Tenant covenants and agrees, notwithstanding any termination of this lease as aforesaid or any entry or re-entry by the Landlord, whether by notice to quit, summary proceedings, termination, or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this lease, become due if this lease had not been terminated or if the Landlord had not entered or re-entered, as aforesaid, and whether the demised premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the term, and for the whole thereof; but in the event the demised premises be relet by the Landlord, the Tenant shall be entitled to a credit in the net amount of rent received by the Landlord in reletting, after deduction of all expenses incurred in reletting the demised premises (including, without limitation, remodeling costs, brokerage fees, attorney’s fees and expenses, and the like), and in collecting the rent in connection therewith. It is specifically understood and agreed that the Landlord shall be entitled to take into account in connection with any reletting of the demised premises all relevant factors which would be taken into account by an experienced landlord in securing a replacement tenant for the demised premises, such as, but not limited to, matters of tenant mix, the type of operation proposed to be conducted by any such replacement tenant, and the financial responsibility of any such replacement tenant.

Section 19.4. As an alternative, at the election of the Landlord, the Tenant will upon such termination pay to the Landlord, as damages, such a sum as at the time of such termination represents the amount of the excess, if any, of the then value of the total rent and other benefits which would have accrued to the Landlord under this lease for the remainder of the lease term if the lease terms had been fully complied with by the Tenant over and above the then cash rental value (in advance) of the premises for the balance of the term discounted to the net present value thereof at the time of calculation of a discount rate equal to five percent (5%) per annum.

Section 19.5. To induce the Landlord to enter into this lease, the Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by the Landlord against the Tenant on any matter whatsoever arising out of or in any way connected with this lease, the relationship of the Landlord and the Tenant and the Tenant’s use and occupancy of the demised premises and/or any claim of injury or damage. In the event of default, Tenant shall be responsible to pay for the reasonable attorney’s fees and expenses of Landlord.

20. PATRIOT ACT. As an inducement to Landlord to enter into this lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned, controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation any assignment of this lease or any subletting of all or any portion of the demised premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed an Event of Default by Tenant under Section 19 of this lease and shall be covered by the indemnity provisions of Section 17.4 above, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this lease.

21. NOTICE Any notice from either party hereunder to the other party relating to this lease shall be deemed duly served, if delivered by registered, by overnight mail delivery such as Federal Express, or certified mail, return receipt requested, postage prepaid, and addressed to such party hereunder at the address specified below, or such other address as may be designated from time to time by such party in writing and delivered to the other party in accordance with the terms hereof:

Landlord:	Park Property Management Group, LLC 1963 Commonwealth Ave. #1
Brighton, MA 02135

With a copy to:	Samuel H. Slater 10 Tremont Street 5th Floor Boston, MA 02108

Tenant:	ClimaCell, Inc. 280 Summer Street, Boston MA 02210

With a copy to:	Pearl Cohen Zedek Latzer Baratz LLC 50 Congress Street Boston, MA 02109 Attention: Oded Kadosh, Esq.

Notices given under this Section 21 shall be deemed received on the earlier of (i) three (3) business days after sent or (ii) upon actual receipt (or the date attempted if said delivery is refused or rejected, if applicable). If a Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

22. SURRENDER The Tenant shall at the expiration or other termination of this Lease, remove all of Tenant’s goods and effects from the leased premises, and all of Tenant’s tel/data cabling and specialty finishes specifically identified by Landlord in writing upon review of Tenant’s plans (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the Tenant, either inside or outside the leased premises, except for the signage in the Building directory provided by Landlord). Tenant shall deliver to the Landlord the leased premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises (except as otherwise agreed at the time of construction or installation), in the condition required under Section 11 hereof, damage by fire or other casualty, reasonable wear and tear, and taking by eminent domain only excepted. In the event of the Tenant’s failure to remove any of Tenant’s property from the premises, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of the property at Tenant’s expense, or to retain same under Landlord’s control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property. In the event that Tenant does not move from the leased premises at the end of the term (as may be extended), the Base Rent shall be the then existing Base Rent multiplied by 150% for the first thirty (30) days, then 200 percent, and Tenant shall be considered a Tenant at sufferance.

23. BROKERAGE The Brokers named herein, Brown & Wagner, LLC and Feudenheim Partners, warrant that they are duly licensed as such by the Commonwealth of Massachusetts, and to any amendments or modifications of such provisions to which they agree in writing. Landlord agrees to pay the above-named Brokers pursuant to the Broker’s agreements with Landlord. The Tenant and Landlord each warrant and represent that it has dealt with no other broker entitled to claim a commission in connection with this transaction other than the Brokers named herein and shall indemnify the other from and against any such claim, including without limitation reasonable attorneys’ fees incurred by the other in connection therewith.

24. CONDITION OF PREMISES Except as may be otherwise expressly set forth herein, the Tenant shall accept (and Landlord shall deliver) the leased premises broom-clean, free of all Tenants, occupants and personal property, but otherwise “as is” in their condition as of the commencement of the term of this lease, and the Landlord shall be obligated to perform no work whatsoever in order to prepare the leased premises for occupancy by the Tenant, except for the provisions stated in Exhibit B attached hereto and made a part hereof and any remaining punch list items.

25. FORCE MAJEURE Except in connection with the payment of rent or other sums payable hereunder by Tenant, in the event that the Landlord or Tenant is prevented or delayed from making any repairs or performing any other covenant hereunder by reason of any cause reasonably beyond the control of the Landlord or Tenant, as applicable, the Landlord or Tenant shall not be liable to the other therefore nor, except as expressly otherwise provided in case of casualty or taking as described above, shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim by the Tenant that such failure constitutes actual or constructive eviction from the leased premises or any part thereof.

26. LATE CHARGE If rent or any other sum payable hereunder remains outstanding for a period often (10) days after notice that such sums are due, the Tenant shall pay to the Landlord a late charge equal to one percent (1.0%) of the amount due for each month or portion thereof during which the arrearage continues irrespective of when notice of such nonpayment is given by Landlord.

27. LIABILITY OF OWNER No owner of the property of which the leased premises are a part shall be liable hereunder except for breaches of the Landlord’s obligations occurring during the period of such ownership. The obligations of the Landlord shall be binding upon the Landlord’s interest in said property but not upon other assets of the Landlord, and no individual partner, agent, trustee, stockholder, officer, manager, member, director, employee, attorney or beneficiary of the Landlord shall be personally liable for performance of the Landlord’s obligations hereunder. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages or for lost profits of Tenant for any reason whatsoever.

28. COVENANT OF QUIET ENJOYMENT; OTHER PROVISIONS. Provided Tenant observes and performs all material obligations, terms, covenants and conditions of this lease on its part to be observed and performed, Tenant shall peaceably and quietly have and enjoy possession and use of the leased premises and use of the common areas during the term hereof, without any encumbrance or hindrance by, from or through Landlord. The various rights and remedies contained in this lease and reserved to each of the parties shall not be exclusive of any other right or remedy of such party, but shall be construed as cumulative and shall be in addition to every other remedy now or hereafter existing at law, in equity, or by statute. No delay or omission or the right to exercise any power by either party shall be construed by the other party as a waiver of a subsequent breach of the same covenants, terms or conditions. Acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be an account of the earliest installment of such Rent, and endorsements or statements on checks or letters accompanying any check or payment as Rent shall not be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease. The consent or approval of either party to or of any act by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

1.

All amounts payable by Tenant to Landlord under any provision of this Lease, other than those of Base Rent shall be deemed to be additional rent, sometimes referred to as “Additional Rent,” for the use of the leased premises, and Landlord shall have the same remedies for the nonpayment of such amounts as for the nonpayment of other rents.

2.

Where the words “Landlord” and “Tenant” are used in this Lease they shall include the terms “Lessor” and “Lessee” and shall apply to persons, both men and women, associations, partnerships and corporations, and in reading this Lease the necessary grammatical changes required to make the provisions hereof mean and apply to them shall be made in the same if written into the Lease.

3.

The invalidity of one or more of the provisions of this Lease shall not affect the remaining portions of this Lease, and, if any one or more of the provisions of this Lease should be declared invalid by final order, decree or judgment of a court of competent jurisdiction, this Lease shall be construed as if such invalid provisions had not been included in this Lease.

29. CONFIDENTIALITY. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Tenant and Landlord warrant and represent that it will not disclose any of the terms and conditions of this Lease except, if necessary, to such party’s attorney, insurance company, lender, or agent, for purposes of preparation of taxes, in connection with a potential assignment or sublease, as may be required by a governmental or quasi-governmental body, or in the event the terms of this lease become generally known in the public domain through no fault of such party, or otherwise without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

30. COUNTERPARTS. This Lease may be executed in any number of counterparts, and any one of such counterparts may be introduced in evidence or used for any purpose without production of the other counterparts

31. AUTHORITY. Tenant warrants and represents that it is organized under the laws of the State of Delaware and is qualified to do business in the Commonwealth of Massachusetts, that all of its Annual Reports have been filed with such state of organization and the Office of the Secretary of State of the Commonwealth of Massachusetts and is current and shall remain current during the term of this lease in such filings.

32. TELECOMMUNICATIONS. Tenant has investigated the premises and determined that the premises provide sufficient telecommunications capacity for its needs. Landlord shall not be obligated to provide additional telecommunications for Tenant and shall provide reasonable cooperation to permit Tenant to install additional telecommunications equipment in the leased premises required by Tenant in accordance with the provisions of Exhibit B.

33. MOVE IN/OUT REGULATIONS. Provided that Landlord shall have provided Tenant with copies of Landlord’s rules and regulations, Tenant shall comply with commercially reasonable rules of the Landlord regarding moving into and out of the Building and access by contractors, workmen, and delivery people and rules regarding location of smoking in designated areas outside of the Building as stated in Exhibits D and E attached hereto and made a part hereof.

35. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this lease, all of the covenants, conditions and provisions of this lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

36. GOVERNING LAW; PRIOR AGREEMENTS. This lease shall be governed by and construed pursuant to the Laws of the Commonwealth of Massachusetts. This lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this lease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

37. PARKING. During the Term, commencing on the Commencement Date, Landlord shall provide in its sole discretion either two (2) single parking spaces or one (1) tandem space at the Building for the term of this Lease as it may be extended or renewed. Parking shall be by separate agreement between the property manager and Tenant. Parking is subject to reasonable regulation by property manager and all government regulations. In the event that this lease is subleased pursuant to Section 13, above, the parking agreements are not included with the lease without the prior consent of the Landlord. The initial monthly cost of parking for a single space is $295.00 per month and for a tandem space is $595.00 per month, and may be increased periodically after the first year of this lease upon written notice to Tenant. The parking area under the Building is not open to the public.

[Signature page follows below]

IN WITNESS HEREOF, the said parties hereunto set their hands and seals this 23rd day of August, 2018.

TENANT:
LANDLORD:
CLIMACELL, INC.
280 HOLDINGS LLC

/s/ Shimon Elkabetz		BY:	TREMONT ASSET
By:	Shimon Elkabetz	MANAGEMENT LLC,
Its:	CEO	ITS MANAGER

/s/ Samuel H. Slater
		By:	Samuel H. Slater, Manager

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